Exhibit 99.1

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF LOUISIANA

ROBERT F. BACH, ET AL.,		)	CIVIL ACTION
)
	Plaintiff,	)	No. 3:10-cv-00395-BAJ-CN
)
vs.		)	Consolidated with:
)
AMEDISYS, INC., ET AL.,		)	No. 3:10-cv-00441-BAJ-CN
		)	No. 3:10-cv-00464-BAJ-CN
	Defendants.	)	No. 3:10-cv-00468-BAJ-CN
		)	No. 3:10-cv-00470-BAJ-CN
		)	No. 3:10-cv-00480-BAJ-CN
		)	No. 3:10-cv-00497-BAJ-CN
		)	No. 3:10-cv-00505-BAJ-CN
		)	No. 3:10-cv-00642-BAJ-CN
		)	No. 3:10-cv-00732-BAJ-CN
)

NOTICE OF SETTLEMENT OF

AMEDISYS, INC. DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWNED AMEDISYS, INC. COMMON STOCK FROM 2005 TO DATE (“AMEDISYS SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY.

THIS IS NOT A SOLICITATION.

This notice (the “Notice”) advises you of the proposed settlement (the “Settlement”) of derivative claims brought on behalf of Amedisys, Inc. (“Amedisys” or the “Company”) against certain of the Company’s current and former directors and officers in the above-captioned action (the “Action”). The parties to the Action have entered into a Stipulation of Settlement (the “Stipulation”), which is subject to Court approval. As detailed below, the parties believe that the proposed Settlement provides substantial benefits to the Company, and is in the best interests of the Company and its shareholders. If the Settlement is approved by the Court, all Released Claims against all of the Released Persons (as those terms are defined in the Stipulation and described in this Notice) will be fully, finally, and forever released, and will be dismissed with prejudice. Unless otherwise defined herein, all capitalized terms are as defined in the Stipulation.

A hearing (the “Settlement Hearing”) is scheduled to be held on Wednesday, September 4, 2013, at 9:30 a.m. before the Honorable Brian A. Jackson in Courtroom 2 of the United States District Court for the Middle District of Louisiana, 777 Florida Street, Suite 139, Baton Rouge, Louisiana 70801, for the purposes of determining, among other issues, whether to: (i) approve the Settlement as fair, reasonable, adequate, and in the best interests of Amedisys and Amedisys

Shareholders; (ii) dismiss the Derivative Action (as defined below) with prejudice and extinguish and release any and all Released Claims as against the Released Persons; (iii) approve the Fee and Expense Amount to Co-Lead Counsel; (iv) approve the Incentive Amount to Plaintiffs; and (v) consider such other matters as may properly come before the Court. This Notice summarizes the nature of the Action, the terms of the proposed Settlement, and your rights in connection with the Settlement and the Settlement Hearing. Nothing in this Notice constitutes a finding or view of the Court regarding the merits of the claims or defenses asserted by any party, the merits of the Settlement, or any other matter.

YOU SHOULD READ THE NOTICE CAREFULLY BECAUSE YOUR LEGAL RIGHTS MAY BE AFFECTED.

What is the Action About?

The Action1 includes shareholder derivative claims asserted in Himmel v. Borne, et al., Civ. A. No. 3:10-CV-00441-BAJ-CN, U.S.D.C. M.D. La, Wendland v. Borne, et al., Civ. A. No. 3:10-CV-00468-BAJ-CN, U.S.D.C. M.D. La., Northumberland County Pension Fund v. Borne, et al., Civ. A. No. 3:10-CV-00480-BAJ-CN, U.S.D.C. M.D. La., and Laborers’ District Council and Contractors’ Pension Fund of Ohio v. Amedisys, Inc., et al., Civ. A. No. 3:10-CV-00505-BAJ-CN, U.S.D.C. M.D. La. (together, the “Action”)2 by Northumberland County Pension Fund, Laborers’ District Council and Contractors’ Pension Fund of Ohio, Dan Himmel and Paula Wendland (the “Plaintiffs”), on behalf of themselves and derivatively on behalf of nominal defendant Amedisys. The Action seeks recovery on behalf of Amedisys based on claims that the Individual Defendants allegedly: (i) breached their fiduciary duty to exercise reasonable and prudent supervision over the management, policies, practices, and controls of the Company; (ii) engaged in improper insider trading; (iii) issued false and misleading statements; (iv) grossly mismanaged the Company; (v) wasted corporate assets; and (vi) were unjustly enriched.

[1]	A derivative claim is a claim brought by a shareholder on behalf of a company, rather than on behalf of himself or the other shareholders of the company. The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders.
[2]	Four securities class actions were also filed against Amedisys and officers of the Company and consolidated by the Court for trial on October 21, 2010. They are: (a) Bach v. Amedisys, Inc., No. 10-395-BAJ-CN (filed July 16, 2010); (b) Isman v. Amedisys, Inc., No. 10-464-BAJ-CN (filed July 14, 2010); (c) Dvinsky v. Amedisys, Inc., No. 10-470-BAJ-CN (filed July 16, 2010); and (d) Brinkley v. Amedisys, Inc., No. 10-497-BAJ-CN (filed July 28, 2010) (collectively referred to as the “Consolidated Securities Class Actions”). There were also two ERISA actions filed against Amedisys and directors of the Company that were consolidated by the Court for trial on December 10, 2010. They are: (a) Corbin v. Amedisys, Inc., No. 10-642-BAJ-SCR (filed September 27, 2010); and (b) Galimba v. Amedisys, Inc., No. 10-732-BAJ-SCR (filed October 22, 2010) (collectively referred to as the “Consolidated ERISA Class Actions”). The Court consolidated the Consolidated Derivative Actions, the Consolidated Securities Class Actions and the Consolidated ERISA Class Actions on December 10, 2010 for pretrial purposes. On June 28, 2012, the Court entered an order dismissing the Consolidated Securities Class Actions. The Consolidated Securities Class Actions and the Consolidated ERISA Class Actions are not part of the “Action” for purposes of this Settlement.

Specifically, Plaintiffs allege that: (i) the Individual Defendants breached their fiduciary duties because they authorized or caused the Company to engage in an allegedly fraudulent Medicare billing scheme by directing or incentivizing Amedisys employees to schedule medically unnecessary home therapy appointments solely to trigger additional reimbursements from Medicare; (ii) the Director Defendants breached their fiduciary duty of loyalty by allegedly failing to ensure that an adequate system of internal controls was in place; (iii) the Individual Defendants reviewed and allegedly approved false and/or misleading statements in Amedisys’ public filings with the Securities and Exchange Commission (“SEC”), earnings conference calls, and press releases; (iv) certain Individual Defendants engaged in allegedly improper insider trading; (v) the Individual Defendants “wasted” Amedisys assets approving allegedly undeserved incentive compensation to certain of its executive officers; and (vi) the Individual Defendants were unjustly enriched through their alleged wrongful acts and omissions.

The Individual Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Action and contend that the claims asserted against them in the Action are without merit. The Company has also denied and continues to deny each and all of the claims in the Action. The Company believes that the Individual Defendants at all relevant times acted in good faith, with due care, and in the best interests of the Company and the Company’s shareholders.

What Are the Terms of the Proposed Settlement?

The Company has agreed to implement certain corporate governance reforms intended to strengthen and improve the Company’s internal controls and Compliance and Ethics Program. For a comprehensive description of the terms of the proposed Settlement, please refer to the Stipulation and Brief in Support of Preliminary Approval, available on Robbins Arroyo LLP’s website at www.robbinsarroyo.com. As set forth in more detail in the Stipulation, the Settling Parties acknowledge and agree that the Action filed by Plaintiffs, and the negotiations leading to this Settlement were a substantial factor in the decisions by the Company to adopt, implement, enhance and/or maintain the corporate governance provisions, and that the Settlement provides a substantial benefit to the Company, including through enhancing the potential prevention and detection by Amedisys of potential violations of the law and Company policy. The terms of the proposed Settlement appear below.

A.	Compliance and Ethics Committee

1.	The Board of Directors (“Board”) shall establish a Compliance and Ethics Committee (“CEC”) of the Board responsible for overseeing the Company’s Compliance and Ethics Program.

2.	The duties and responsibilities of the CEC shall include, among other things:

a.	oversee and assist the Chief Compliance Officer with the design, implementation, and execution of the Company’s Compliance and Ethics Program;

b.	immediately raise to the entire Board material compliance and ethics issues as those issues are brought to the attention of the CEC;

c.	report to the entire Board on at least an annual basis concerning material matters relating to the Company’s Compliance and Ethics Program, including, but not limited to, the implementation and effectiveness of the Compliance and Ethics Program; and

d.	undertake to be reasonably knowledgeable about the content and operation of the Company’s Compliance and Ethics Program.

3.	The CEC shall have the authority to engage independent counsel and other advisers, as it determines necessary or appropriate to carry out its duties, including but not limited to the consultant discussed in subsection B(1) below.

4.	At least one director on the CEC shall have significant familiarity and experience with Medicare compliance. The Company, in its annual proxy statement to shareholders before each annual meeting, shall identify which director(s) on the CEC have significant familiarity and experience with Medicare compliance and the basis for that assertion.

B.	Outside Review of Compliance and Ethics Program

1.	Within six months of the issuance of an order approving this Settlement and again once two years thereafter, the CEC shall retain an outside consultant to conduct a comprehensive evaluation of the Company’s Compliance and Ethics Program.

2.	The consultant’s duties shall consist of:

a.	confirming that the Company’s Compliance and Ethics Program is consistent with the provisions of Section 8B2.1 of the Federal Sentencing Guidelines and the guidance set forth in the OIG Compliance Program Guidance for Home Health Agencies issued by the Office of Inspector General (OIG), Department of Health and Human Services; and

b.	identifying what changes, if any, would be necessary for the Company to have an “effective” compliance and ethics program under the guidelines and guidance.

3.	Upon completion of each evaluation of the Company’s Compliance and Ethics Program, the consultant shall report to the CEC its findings and recommendations, which the CEC as a whole shall, in good faith, consider and act upon as it determines appropriate.

C.	Maintenance of Governance and Internal Controls

1.	Except as provided otherwise in an agreement or settlement with a governmental agency, the Company shall implement the corporate governance and internal control changes provided for herein within 120 days following an order approving the settlement of this derivative litigation, and shall maintain the changes provided for herein for a minimum of three years following an order approving the settlement of this derivative litigation (“Effective Period”).

2.	Except as provided otherwise herein or provided in an agreement or settlement with a governmental agency, the Company agrees to maintain during the Effective Period the following already existing corporate governance and internal controls:

a.	The employment of a Chief Compliance Officer responsible for developing and implementing practices, policies, and procedures designed to ensure compliance with, inter alia, Federal health care program requirements and who would be responsible for reporting to the CEC at least quarterly, and more frequently if necessary. Such reports shall include instances, if any, of employee discipline carried out by the Company in accordance with the Company’s “zero tolerance” principle, as stated in the Company’s Employee Handbook.

b.	The Company’s Code of Ethical Business Conduct (as it may be amended from time to time by the Board);

c.	The charter for the Board’s Audit Committee (as it may be amended from time to time by the Board);

d.	“[C]omprehensive controls over billing processes” and “processes and controls over coding, clinical operations, billing, patient recertifications and compliance” reasonably believed to be no less effective than those referenced in the Company’s 10-K filed March 12, 2013;

e.	The Company’s practice of disciplining employees found to have intentionally circumvented the Company’s billing protocols or controls, or willfully violated any health care fraud and abuse laws or any provision of the Company’s Corporate Compliance Plan, intentionally disclosed protected health information or personally identifiable information, provided any false certification to the Company, or failed to report known violations, pursuant to the principle of “zero tolerance” as referenced in the Company’s Employee Handbook; and

f.	Maintenance of an Employee Handbook that references the “zero tolerance” principle discussed above as well as other policies of the Company, which shall be distributed electronically to the Company’s employees on an annual basis.

Information about the Settlement:

A.	What Are the Reasons for the Settlement?

Plaintiffs believe that the Settlement, as set forth in the Stipulation, confers substantial benefits upon Amedisys and its shareholders. Plaintiffs believe that the relief achieved under the Settlement will strengthen and improve Amedisys’ existing Compliance and Ethics Program, assisting the Company in the potential prevention and detection of potential violations of the law and Company policy.

The Settlement has been achieved after the parties voluntarily mediated before an independent and neutral mediator on March 28, 2013 and after engaging in confirmatory discovery, including the significant review and analysis of over 6,000 pages of contemporaneous documents relating to the underlying claims. The detailed provisions of the Settlement reflect the results of intensive negotiations between the parties.

In recommending settlement at this time under the terms and conditions set forth in the Stipulation, Co-Lead Counsel have weighed the risks of further litigation against the substantial benefits that counsel were able to obtain for Amedisys pursuant to the Settlement.

B.	What Attorneys’ Fees and Expenses and Incentive Amounts Will Be Paid?

An additional term of the Settlement is the parties’ agreement that Co-Lead Counsel will seek an award of attorneys’ fees not to exceed $445,000 (the “Fee and Expense Amount”), which shall include all attorneys’ fees and costs that may be due any counsel (or anyone else) who has asserted, or participated in the assertion of, derivative claims on behalf of Amedisys in any court. Any award of fees and expenses will be paid by the Company (or its insurer on its behalf). Co-Lead Counsel have been retained by their clients on a contingent fee basis and, thus, to date Co-Lead Counsel have not been paid for their legal services or reimbursed for the expenses they have incurred in connection with the litigation of the Action.

The Fee and Expense Amount for which Co-Lead Counsel will seek Court approval were the subject of arm’s-length negotiations among the Settling Parties, conducted with the assistance of an independent and neutral mediator, and these negotiations were conducted only after the principal terms of the proposed Settlement were agreed upon. The Company and its counsel had a detailed understanding of the litigation and the intensive negotiation process, the nature and extent of Co-Lead Counsel’s work throughout the litigation, and were able to call upon this knowledge in arriving at an agreed upon amount which all of the parties could support as fully reflective of the services of Co-Lead Counsel rendered to Amedisys. The Company has agreed to the Fee and Expense Amount of Co-Lead Counsel described above.

Further, Plaintiffs will seek Court approval of an incentive payment of up to $5,000 each for their participation and efforts in the Action. This Incentive Amount shall be paid from the attorneys’ fees and expenses awarded by the Court.

C.	What Will Happen at the Settlement Hearing?

The Court has scheduled a Settlement Hearing for Wednesday, September 4, 2013, at 9:30 a.m. At or following the hearing, the court will determine whether the Settlement is fair, reasonable, and adequate, and determine whether to enter a final order approving the Settlement. The Court will also consider the matter of attorneys’ fees and reimbursement of expenses to Co-Lead Counsel and any incentive awards to Plaintiffs. The Court will also hear any objection any Amedisys shareholder may raise to any aspect of the Settlement at the hearing. Pending final determination of whether the Settlement should be approved, the Settling Parties and all Amedisys Shareholders (from 2005 to date) are each barred and enjoined from instituting or prosecuting any action that asserts any of the Released Claims against any Released Persons.

YOU ARE NOT REQUIRED TO PARTICIPATE IN OR ATTEND THE SETTLEMENT HEARING, BUT MAY DO SO IF YOU WISH. If you are a current Amedisys Shareholder and you wish to express an objection to any portion of the Settlement, you must send a signed letter or other signed written submission with proof of your current ownership of Amedisys common stock, stating that you object to the Settlement of the Action in Bach, et al. v. Amedisys, Inc., et al., No. 3:10-cv-00395-BAJ-CN. You must include your name, address, telephone number, how many Amedisys shares you currently own, the date(s) on which you acquired those shares, the most recently available brokerage statement evidencing such ownership, a detailed description of your specific objections relating to the Settlement before the Court, all the grounds for your objections, whether you intend to attend the hearing, and any documents you wish the Court to consider. Mail the objection and any supporting papers to the Court and each of the attorneys listed at the addresses provided below postmarked no later than fourteen (14) days prior to the date of the above referenced hearing, or August 21, 2013. YOUR OBJECTION MUST BE IN WRITING AND POSTMARKED BY THIS DATE TO BE CONSIDERED. If your objection is not sent in a timely manner, the Court may deem it waived and may not consider it.

Court	Co-Lead Counsel	Co-Lead Counsel	Co-Lead Counsel	Defense Counsel
Clerk of the Court United States District Court for the Middle District of Louisiana 777 Florida St. Suite 139 Baton Rouge, Louisiana 70801	Stuart J. Guber COHEN, PLACITELLA & ROTH PC Two Commerce Square 2001 Market Street Suite 2900 Philadelphia, PA 19103	Kevin A. Seely ROBBINS ARROYO LLP 600 B Street Suite 1900 San Diego, CA 92101	J. Gerard Stranch, IV BRANSTETTER, STRANCH & JENNINGS PLLC 227 Second Avenue North Fourth Floor Nashville, Tennessee 37201	Michael R. Smith KING & SPALDING LLP 1180 Peachtree Street N.E. Atlanta, GA 30309

The Court will consider your written objection whether or not you choose to attend the Settlement hearing. You may also choose to retain your own lawyer at your own expense to represent you with respect to any objections you may have. If you or your lawyer would like to speak at the Settlement Hearing, in addition to your objection, described above, you must send a letter to the Clerk of the Court, Co-Lead Counsel, and Defense Counsel, at the addresses provided above, stating that you intend to appear and speak at the Settlement Hearing. The letter must include the names of any witnesses you may call to testify and must identify any documents you intend to introduce into evidence at the Settlement Hearing. Your letter must be postmarked no later than fourteen (14) days prior to the date of the above referenced hearing, or August 21, 2013. The date of the Settlement Hearing is subject to change without further published notice to Amedisys Shareholders. If you or your lawyer intend to attend the Settlement Hearing, you should confirm the date and time with Co-Lead Counsel.

D.	What is the Effect of the Court’s Approval of the Settlement?

The full terms of the dismissal of Released Claims are set forth in the Stipulation. The following is only a summary. Upon the Effective Date, the Releasing Parties (who include Plaintiffs, individually and derivatively on behalf of Amedisys, and the Amedisys Shareholders), will fully, finally, and forever release all Released Claims against the Released Persons (who include all Settling Defendants, their family members, and others acting on their behalf), and the Individual Defendants and the Company will fully, finally, and forever release Plaintiffs and Co-Lead Counsel from all claims or demands relating to or arising out of, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action and/or the Released Claims.

“Released Claims” shall mean any and all claims (including “Unknown Claims” as defined in ¶ 1.17 of the Stipulation), demands, rights, actions, causes of action, liabilities, damages, losses, or obligations belonging to Plaintiffs or the Company (whether asserted by the Company or any Amedisys Shareholder or any other person derivatively on behalf of the Company), whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, or could have been, asserted in the Action or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal or state securities laws, or otherwise) whether legal, equitable, or any other type or in any other capacity against the Released Persons which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any series thereof, embraced, involved, set forth, or otherwise related, directly or indirectly, to the facts alleged in any and all complaints filed in this Action and any filings or statements (including, but not limited to, public statements) by any of the Released Persons in connection with the allegations in the Action; provided, however, that “Released Claims” shall not be construed to limit or release (i) any claims to enforce the terms of the Stipulation; (ii) any claims by Amedisys or any of its present or former directors, officers, or employees (or any other person or entity who is covered by the relevant insurance policies) against the current or former insurers of Amedisys; or (iii) any claims asserted in the Consolidated Securities Class Actions or Consolidated ERISA Class Actions. It is the intent of the Settling Parties that no action may hereafter be brought by the Company or prosecuted derivatively on behalf of the Company which arises from or relates to the subject matter of the Action, and the Judgment entered in the Action will accordingly bar all Released Claims from being asserted against the Released Persons by the Company or derivatively by any Amedisys Shareholder or any other person on the Company’s behalf.

By operation of the Judgment, the Releasing Parties shall have waived any and all provisions, rights, and benefits conferred by California Civil Code § 1542 and by any law of any state or territory in the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542 which provides that: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

E.	How Do You Get More Information about the Action and the Settlement?

This Notice summarizes the Settlement. The Stipulation sets forth the complete terms of the Settlement. In addition, Co-Lead Counsel will file with the Court papers in support of final approval of the Settlement and an award of attorneys’ fees no later than August 15, 2013. You can view these documents, as well as other relevant documents filed in connection with the Settlement of the Action, by inspecting the papers filed in the Action at the office of the Clerk of Court, United States District Court of the Middle District of Louisiana, 777 Florida St., Suite 139, Baton Rouge, Louisiana 70801, during normal business hours, or by requesting a copy of the relevant documents from Co-Lead Counsel (at the addresses provided above). You can also view the Stipulation, the Verified Consolidated Shareholder Derivative Complaint, and other documents pertaining to the Settlement on Robbins Arroyo LLP’s website at www.robbinsarroyo.com. If you have questions about the Settlement, you may contact the Co-Lead Counsel listed above and Darnell Donahue at (800) 350-6003.

PLEASE DO NOT CALL THE COURT OR AMEDISYS REGARDING THIS NOTICE.

Date: June 27, 2013